HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
THIRD QUARTER 2020 RESULTS
- Comparable Portfolio Occupancies Improve Sequentially During Q3 -
- Hotel and Corporate Cash Burn Rates Better than Forecasted -
- 37 of the Company's 39 Wholly-Owned Hotels Operational -

Philadelphia, PA, November 9, 2020 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale and lifestyle hotels in urban gateway markets and resort destinations, today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Results

Net loss applicable to common shareholders was approximately ($49.2 million), or ($1.27) per diluted common share, in the third quarter 2020, compared to net loss applicable to common shareholders of approximately ($5.4 million), or ($0.15) per diluted common share, in the third quarter 2019. The decrease in third quarter 2020 net income and net income per diluted common share is due to the unprecedented impact on the travel industry from the COVID-19 pandemic.

AFFO in the third quarter 2020 decreased to ($20.1 million), compared to $22.7 million in the third quarter 2019. AFFO per diluted common share and OP Unit in the third quarter 2020 was ($0.46). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Despite precarious COVID-19 conditions, week by week we saw an uptick in travel to our markets, specifically at our drive-to resort assets, aided by leisure customers continuing their planned summer vacations. Visitation to these assets remained relatively strong through September, countering the notion that we would see a significant contraction in leisure travel after Labor Day. This was highlighted by our California coastal assets, The Sanctuary Beach Resort near Monterey and The Hotel Milo in Santa Barbara, which both produced occupancies exceeding 70% in September. The perception in safety of travel is continuing to move up for transient travelers as showcased by sequential improvement in TSA security checkpoint data, which recently reached levels not seen since mid-March. We remain encouraged by the continued improvement in performance of our portfolio as we position our assets for the 2021 recovery.”

Mr. Shah continued, “Since we last spoke 90 days ago, we completed our hotel reopening plan and now have 37 of our 39 wholly-owned hotels fully operational with the two remaining closed hotels under contract for sale. Despite the initial remobilization cost to reopen hotels, we were able to decrease our cash burn rate at the portfolio- and corporate-level through the balance of the quarter.

In the third quarter we reduced our corporate level cash burn by 32% compared to the second-quarter. Staying nimble with our operating models in collaboration with our independent franchise operator enabled our safe reopening while operating our hotels cost effectively. This strategy, coupled with our team’s ability to capture unique revenue opportunities, has resulted in our lower cash burn rates and breakeven levels. As we approach the end of this extraordinary year, we remain confident in our portfolio - high-quality, recently renovated, transient hotels that are highly leveraged to the recovery and located in the most valuable real estate markets in the country.”

Third Quarter 2020 Operating Results

The Company had 28 comparable hotels fully open and operational throughout the third-quarter, which generated 36.8% occupancy and an average daily rate of $165.36. The Sanctuary Beach Resort was our best performing asset during the third quarter, ending the period with an average daily rate of $570.17 and occupancy of 81.1% which resulted in 15.7% RevPAR growth. Our open New York City hotels, which constitutes the 5 boroughs, generated 40.0% occupancy during the third-quarter, highlighted by our select-service offerings in the JFK sub-market and our Nu Hotel in Brooklyn which ended the quarter with 54.3% occupancy.

As of November 1, 2020, 37 of the Company’s 39 wholly owned hotels are fully operational. The two remaining closed hotels, The Duane Street Hotel and The Blue Moon Hotel, are both under contract for sale.

Asset Sales

The Company’s 4 previously announced contracted dispositions are expected to close in early 2021 for total net proceeds of $70 million. In addition, the Company has entered into an agreement to sell the 192-room Sheraton Wilmington South for a price of $19.5 million. The sale price represents a 27.2x multiple and a 2.1% capitalization rate on the hotel's 2019 Hotel EBITDA and net operating income, respectively.

The Sheraton Wilmington does not have any property-level debt and will result in net proceeds of $19.5 million. The Company has received a hard deposit on the transaction which is expected to close in early December and is subject to customary closing conditions.

The Company currently has an additional 5 hotels on the market for sale.

Cash Burn and Breakeven Levels

Monthly cash burn rates have materially improved throughout the pandemic as property-level and corporate-level cash burns realized a 71% and 44% decline, respectively, in September versus initial estimates in April. The Company’s total property-level cash loss during September was $1.7 million with corporate-level cash loss actualizing at $5.9 million. Total property-level cash loss during the third-quarter was $5.7 million and total corporate-level cash loss was $18.2 million, approximately 11% better than forecasted at the beginning of the quarter. Based upon performance over the past two quarters and aggressive cost control measures, the Company’s forecasted property-level breakeven is expected to occur at 35-40% occupancy with RevPAR losses approximating 65%. At the corporate level, the Company’s breakeven occupancy is expected to be 55-60% with RevPAR losses approximating 45%.

Financing

The Company completed the third quarter 2020 with approximately $20.2 million of cash & cash equivalents and deposits. As of November 1, 2020, the Company had drawn $126 million of its $250 million Senior Revolving Line of Credit. As of September 30, 2020, 84.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.61% and a weighted average life-to-maturity of approximately 3.0 years.

Business Interruption Insurance

The Company has settled its business interruption insurance claim related to the extensive damage from Hurricane Irma at the Cadillac Hotel & Beach Club and Parrot Key Hotel & Villas in September 2017. The forecasted range of recoveries is between $7 million and $8 million and the Company expects it will receive these proceeds by the end of the year.

Full-Year 2020 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company has suspended its full-year 2020 guidance.

Third Quarter 2020 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Tuesday, November 10, 2020. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 6256442 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Tuesday, November 10, through 11:59 PM Eastern Time on Wednesday, December 9, 2020. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10147776. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale and lifestyle hotels in urban gateway markets and resort destinations. The Company's 49 hotels totaling 7,774 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the timing of the development of any effective cure or treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the Company’s ability to dispose of selected hotel properties on the terms and timing the Company expects, if at all, economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to forecast breakeven levels accurately, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the

quarterly period ended September 30, 2020, each filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of November 9, 2020, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	September 30, 2020	December 31, 2019
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,883,335	$1,975,973
Investment in Unconsolidated Joint Ventures	7,082	8,446
Cash and Cash Equivalents	13,139	27,012
Escrow Deposits	7,124	9,973
Hotel Accounts Receivable	3,741	9,213
Due from Related Parties	1,910	6,113
Intangible Assets, Net of Accumulated Amortization of $6,796 and $6,545	1,786	2,137
Right of Use Asset	44,447	45,384
Other Assets	22,895	38,177
Hotel Assets Held for Sale	40,195	—
Total Assets	$2,025,654	$2,122,428

Liabilities and Equity:
Line of Credit	$115,000	$48,000
Term Loan, Net of Unamortized Deferred Financing Costs	697,836	697,183
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,776	50,736
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	331,409	332,280
Lease Liability	54,042	54,548
Accounts Payable, Accrued Expenses and Other Liabilities	67,000	47,626
Dividends and Distributions Payable	—	17,058
Total Liabilities	$1,316,063	$1,247,431

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$—	$3,196

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at September 30, 2020 and December 31, 2019, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2020 and December 31, 2019; 38,843,482 and 38,652,650 Shares Issued and Outstanding at September 30, 2020 and December 31, 2019, respectively	389	387
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2020 and December 31, 2019	—	—
Accumulated Other Comprehensive (Loss) Income	(22,747)	1,010
Additional Paid-in Capital	1,150,057	1,144,808
Distributions in Excess of Net Income	(470,582)	(338,695)
Total Shareholders' Equity	657,264	807,657

Noncontrolling Interests - Common Units and LTIP Units	52,327	64,144

Total Equity	709,591	871,801

Total Liabilities and Equity	$2,025,654	$2,122,428

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues:
Hotel Operating Revenues:
Room	$27,546	$108,909	$113,768	$319,374
Food & Beverage	2,441	15,870	12,652	48,351
Other Operating Revenues	3,734	10,140	14,651	29,350
Total Hotel Operating Revenues	33,721	134,919	141,071	397,075
Other Revenue	25	76	253	214
Total Revenues	33,746	134,995	141,324	397,289
Operating Expenses:
Hotel Operating Expenses:
Room	7,436	24,000	30,150	70,103
Food & Beverage	2,344	12,605	13,686	39,427
Other Operating Revenues	17,965	43,476	67,806	128,273
Total Hotel Operating Expenses	27,745	80,081	111,642	237,803
Hotel Ground Rent	1,062	1,228	3,183	3,452
Real Estate and Personal Property Taxes and Property Insurance	10,597	10,717	30,508	29,111
General and Administrative	2,461	3,604	8,227	11,872
Share Based Compensation	1,936	2,009	6,191	7,441
Depreciation and Amortization	24,055	24,092	72,565	72,184
Loss on Impairment of Assets	—	—	1,069	—
Total Operating Expenses	67,856	121,731	233,385	361,863

Operating (Loss) Income	(34,110)	13,264	(92,061)	35,426
Interest Income	1	66	39	207
Interest Expense	(13,350)	(12,935)	(39,838)	(39,158)
Other Expense	(73)	(246)	(530)	(328)
Loss on Debt Extinguishment	—	(231)	—	(265)
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(47,532)	(82)	(132,390)	(4,118)
(Loss) Income from Unconsolidated Joint Venture Investments	(669)	38	(2,189)	518

Loss before Income Taxes	(48,201)	(44)	(134,579)	(3,600)
Income Tax Benefit (Expense)	28	551	(11,346)	1,784
Net (Loss) Income	(48,173)	507	(145,925)	(1,816)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	5,032	442	15,093	1,554
Consolidated Joint Venture	—	(340)	3,196	(188)
Preferred Distributions	(6,044)	(6,044)	(18,132)	(18,131)

Net Loss Applicable to Common Shareholders	$(49,185)	$(5,435)	$(145,768)	$(18,581)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(1.27)	$(0.15)	$(3.78)	$(0.50)
DILUTED
Net Loss Applicable to Common Shareholders	$(1.27)	$(0.15)	$(3.78)	$(0.50)

Weighted Average Common Shares Outstanding:
Basic	38,639,048	38,878,818	38,604,483	39,039,665
Diluted	38,639,048	38,878,818	38,604,483	39,039,665

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net loss applicable to common shares	$(49,185)	$(5,435)	$(145,768)	$(18,581)
Loss allocated to noncontrolling interest	(5,032)	(102)	(18,289)	(1,366)
Loss (income) from unconsolidated joint ventures	669	(38)	2,189	(518)
Loss from impairment of depreciable assets	—	—	1,069	—
Depreciation and amortization	24,055	24,092	72,565	72,184
Funds from consolidated hotel operations applicable to common shares and Partnership units	(29,493)	18,517	(88,234)	51,719

(Loss) Income from unconsolidated joint venture investments	(669)	38	(2,189)	518
Unrecognized pro rata interest in loss of unconsolidated joint venture	(558)	(656)	(919)	(3,665)
Depreciation and amortization of difference between purchase price and historical cost	21	26	63	73
Interest in depreciation and amortization of unconsolidated joint ventures	415	1,305	1,210	3,879
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(791)	713	(1,835)	805

Funds from Operations applicable to common shares and Partnership units	(30,284)	19,230	(90,069)	52,524
Add:
Income tax expense (benefit)	(28)	(551)	11,346	(1,784)
Non-cash share based compensation expense	1,936	2,009	6,191	7,441
Straight-line amortization of lease expense	139	128	433	453
Amortization of discounts, premiums, and deferred financing costs	916	427	1,947	1,317
Amortization of amended interest rate swap liability	1,065	75	3,249	75
Deferred financing costs and debt premium written off in debt extinguishment	—	231	—	265
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	33	202	51	606
Preferred Distributions in arrears	6,044	—	18,132	—
Interest in unconsolidated joint venture write off of prior period receivable and accrual of prior period changes	—	172	—	170
Operating loss incurred on properties closed	—	185	983	811
State and local tax expense related to reassessment of prior period assessment	42	617	15	121

Adjusted Funds from Operations	$(20,137)	$22,725	$(47,722)	$61,999

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.46)	$0.53	$(1.09)	$1.43

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,684,502	43,195,646	43,651,133	43,386,630

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net (loss) income	$(48,173)	$507	$(145,925)	$(1,816)
Loss (income) from unconsolidated joint ventures	669	(38)	2,189	(518)
Interest expense	13,350	12,935	39,838	39,158
Non-operating interest income	(1)	(66)	(39)	(207)
Income tax expense (benefit)	(28)	(551)	11,346	(1,784)
Depreciation and amortization	24,055	24,092	72,565	72,184
EBITDA from consolidated hotel operations	(10,128)	36,879	(20,026)	107,017
Loss from impairment of depreciable assets	—	—	1,069	—
EBITDAre from consolidated hotel operations	(10,128)	36,879	(18,957)	107,017
(Loss) income from unconsolidated joint venture investments	(669)	38	(2,189)	518
Unrecognized pro rata interest in loss of unconsolidated joint venture	(558)	(655)	(919)	(3,664)
Depreciation and amortization of difference between purchase price and historical cost	21	26	63	73
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	618	3,375	1,817	10,175
EBITDAre from unconsolidated joint venture operations	(588)	2,784	(1,228)	7,102
EBITDAre	(10,716)	39,663	(20,185)	114,119
Non-cash share based compensation expense	1,936	2,009	6,191	7,441
Straight-line amortization of lease expense	139	128	433	453
Deferred financing costs and debt premium written off in debt extinguishment	—	231	—	265
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	33	202	51	606
Interest in unconsolidated joint venture write-off of prior period receivable and accrual of prior period charges	—	172	—	170
Operating loss incurred on properties closed due to physical damage	—	185	983	811
State and local tax expense related to reassessment of prior period assessment	42	617	15	121
Adjusted EBITDA	$(8,566)	$43,207	$(12,512)	$123,986

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Operating (loss) income	$(34,110)	$13,264	$(92,061)	$35,426
Other revenue	(25)	(76)	(253)	(214)
Loss from impairment of depreciable assets	—	—	1,069	—
Depreciation and amortization	24,055	24,092	72,565	72,184
General and administrative	2,461	3,604	8,227	11,872
Share based compensation	1,936	2,009	6,191	7,441
Straight-line amortization of ground lease expense	139	128	433	453
Costs accrued for furloughed employees	—	—	893	—
State and local tax expense related to reassessment of prior period assessment	42	617	15	121
Other	(97)	(125)	92	(106)

Hotel EBITDA	$(5,599)	$43,513	$(2,829)	$127,177

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Director of Investor Relations
Phone: 215-238-1046